Exhibit 10.3

Form of Signet Jewelers Limited

Omnibus Incentive Plan

Performance Based

Restricted Stock Unit Award Notice

Grantee:	[Insert Name]

Grant Date:	[Insert Date]

Maximum Achievable Units:	[Insert Number]

Target Units:	[Insert Number]

Performance Period:	The Restricted Stock Units shall vest pursuant to Section 2 of the Award Agreement. The Performance Period for this award is Fiscal years [ ].

By executing this Performance Based Restricted Stock Unit Award Notice (the “Notice”), either by signing below or by electronic signature, the Grantee agrees and acknowledges that the Restricted Stock Units described herein are granted under and governed by the terms and conditions of the Restricted Stock Unit Award Agreement, dated as of [DATE] (the “Award Agreement”) and the Signet Jewelers Limited Omnibus Incentive Plan (the “Plan”), both of which are hereby incorporated by reference and together with the Notice constitute one document. This Notice may be signed in counterparts, each of which shall be an original with the same effect as if signatures thereto and hereto were upon the same instrument.

GRANTEE		SIGNET JEWELERS LIMITED

BY:	To be signed electronically through Signet Share Plan Portal	BY:
	[Name]		Name: Title:

Form of Signet Jewelers Limited

Omnibus Incentive Plan

Performance Based

Restricted Stock Unit Award Agreement

[DATE]

SECTION 1. GRANT OF RESTRICTED STOCK UNIT AWARD.

(a) Restricted Stock Unit Award. The Compensation Committee of the Board of Directors of Signet Jewelers Limited (the “Company”) hereby grants to the Grantee set forth on the applicable Performance Based Restricted Stock Unit Award Notice (the “Notice”) on the date set forth on such Notice (such date, the “Grant Date”), restricted stock units (the “Units”) of the Company, in an amount set forth on the Notice, which represents the maximum number of Units that may be earned (the “Maximum Achievable Units”) under this agreement (the “Agreement”), pursuant to the terms and conditions set forth in the Notice, this Agreement and the Signet Jewelers Limited Omnibus Incentive Plan (the “Plan”). Also set forth on the Notice is the number of Units that may be earned upon achievement of [            ]% of the Grantee’s performance target (the “Target Units”), which Target Units are equal to [            ]% of the Maximum Achievable Units. Each Unit represents one notional common share, par value $0.18 per share, of the Company.

The Company, together with its Affiliates and Subsidiaries, are hereinafter referred to as the “Signet Group.” Capitalized terms not defined herein shall have the same meaning as in the Plan.

(b) No Purchase Price. In lieu of a purchase price, this award is made in consideration of Service previously rendered by the Grantee to the Signet Group.

SECTION 2. VESTING AND FORFEITURE.

(a) Vesting. All or a portion of the Maximum Achievable Units may vest (the “Vested Units”) based upon the [                                                 ] (the “[            ] Target”) for the Plan for fiscal years [                                    ] (the “Performance Period”). The Vested Units shall vest [                                        ] of the Performance Period (the “Vesting Date”), provided that the Grantee continues to provide Service to the Signet Group until the close of business on the Vesting Date. As of the Vesting Date, a percentage of the Target Units shall vest (the “Vesting Percentage”) as follows:

[ ] Target	Vesting Percentage
[ ]	[ ]% (Maximum Achievable Units)
[ ]	[ ]%
[ ]	[ ]%

If the [                                                                             ] during the Performance Period falls between the maximum and minimum [            ] Targets, then the Vesting Percentage will be determined by linear interpolation.

Any Units that do not become vested as of the Vesting Date, or if earlier, the Grantee’s termination of Service with the Signet Group for any reason (other than Retirement), after application of the following sentence and Section 2(b), if applicable, shall be forfeited and canceled immediately without consideration. Upon a termination of the Grantee’s Service with the Signet Group following the [            ] anniversary of the Grant Date due to Grantee’s death, Disability, or Retirement, a Pro Rata Portion of the Units shall vest as of such date of termination (or, in the case of Retirement, as of the Vesting Date, subject to actual performance during the Performance Period).

(b) Change of Control. Upon the consummation of a Change of Control, the Committee shall provide for the treatment of Units granted hereunder as provided in subparagraphs (i) or (ii) below:

(i) the CoC Pro Rata Portion shall vest as of the date of the Change of Control and any remaining Units granted hereunder that do not vest shall automatically be forfeited for no consideration; or

(ii) the Grantee shall receive a Replacement Award (defined below), which may be this Agreement, modified to reflect the requirements of a Replacement Award, or may be a new award, in which case this Agreement shall be canceled and replaced by such new award.

(c) Definitions. For purposes of this Agreement:

(i) “Cause” shall have the meaning set forth in the Grantee’s employment agreement or other agreement providing for the provision of the Grantee’s Services, if any, in effect at the time such event that would constitute “Cause” occurs or, if no such agreement exists or if there is no definition of “Cause” or like term contained in such agreement, then “Cause” shall mean (i) fraud, embezzlement, gross insubordination on the part of the Grantee or any act of moral turpitude or misconduct (which misconduct adversely affects the business or reputation of the Company) by the Grantee; (ii) conviction of, or the entry of a plea of nolo contendere by, the Grantee for any felony; or (iii) a material breach of, or the willful failure or refusal by the Grantee to perform and discharge, his duties, responsibilities or obligations under this Agreement and any other agreement relating to the Grantee’s provision of Service to the Company.

(ii) “CoC Pro Rata Portion” shall mean the product (rounded up to the nearest whole Unit) of (A) the Target Units, (B) a fraction, the numerator of which is the number of calendar days that have elapsed during the Performance Period through and including the date of the Change of Control and the denominator of which is the number of calendar days in the Performance Period, and (C) the Vesting Percentage calculated using (1) a pro rated [            ] Target (calculated by multiplying the [            ] Target described in Section 2(a) by the fraction described in (B) above) and (2) the actual [                                                         ] calculated through and including the date of the Change of Control.

(iii) “Disability” shall mean, as reasonably determined by the Committee, physical or mental illness, injury or infirmity which is reasonably likely to prevent and/or prevents the Grantee from performing his or her essential job functions for a period of (A) ninety (90) consecutive calendar days or (B) an aggregate of one hundred twenty (120) calendar days out of any consecutive twelve (12)-month period.

(iv) “Pro Rata Portion” shall mean the product (rounded up to the nearest whole Unit) of: (A) the Target Units (or, upon a termination of Service due to Retirement, the number of Units that would otherwise have vested during the Performance Period based on actual performance), and (B) a fraction, the numerator of which shall be the number of completed fiscal years that have elapsed during the Performance Period prior to the Grantee’s termination of Service, and the denominator of which shall be [            ].

(v) “Replacement Award” shall mean a restricted stock unit award relating to publicly traded equity securities of the Company (or its successor or Parent following the Change of Control) with a Fair Market Value no less than the Fair Market Value of the product (rounded up to the nearest whole Unit) of the Target Units multiplied by the Vesting Percentage calculated using the formula described in subparagraph (C) of the definition of CoC Pro Rata Portion, which award shall (A) fully vest on the Vesting Date, subject solely to the Grantee’s continued Service through the Vesting Date; provided, however, that such award shall fully vest upon the Grantee’s earlier termination of Service by the Company without Cause, and (B) contain other terms and conditions no less favorable than those of this Agreement; provided, however, that the Grantee shall be eligible for the same Pro Rata Portion vesting upon a termination of Service due to death, Disability, or Retirement during the Performance Period as provided in this Agreement. Whether an award to the Grantee constitutes a Replacement Award shall be determined by the Committee (as constituted immediately before the Change of Control), in its sole discretion.

(vi) “Retirement” shall mean termination of the Grantee’s Service with the Signet Group on or following the Grantee’s 65th birthday or such earlier date as provided in a written agreement between a member of the Signet Group and the Grantee (excluding such a termination at a time when the Company or any of its Subsidiaries or Affiliates may terminate the Grantee for Cause, as determined by the Committee).

SECTION 3. SETTLEMENT OF UNITS.

(a) Time of Settlement. Subject to the terms of the Plan and this Agreement (to the extent it would not cause a violation of Section 409A (as defined below)), each Unit shall be settled on or within seventy (70) days following the date on which such Unit vests; provided, however, that in the event of payment as a result of Section 2(b)(i), such payment may be subject to the terms and conditions of the agreement providing for such Change of Control, so long as such terms and conditions do not cause a violation of Section 409A (defined below). Vested Units shall be converted into an equivalent number of Shares that will be immediately distributed to the Grantee (or the Grantee’s legal representative), unless the Company elects to settle the vested Units in cash. The Company may at its election either (i) after the date of settlement, issue a certificate representing the Shares subject to this Agreement, or (ii) not issue any certificate representing Shares subject to this Agreement and instead document the Grantee’s interest in the Shares by registering the Shares with the Company’s transfer agent (or another custodian selected by the Company) in book-entry form. The Company may provide a reasonable delay in the issuance or delivery of vested Shares as it determines appropriate to address tax withholding and other administrative matters.

(b) Withholding Requirements. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable pursuant to settlement of the Units or otherwise, or require Grantee to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the settlement of the Units; provided, further, that with respect to any required withholding, Grantee may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

SECTION 4. MISCELLANEOUS PROVISIONS.

(a) Securities Laws. The Grantee acknowledges and agrees that any sale or distribution of the Shares issued in settlement of the Units granted pursuant to this Agreement may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. The Grantee hereby consents to such action as the Committee deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates or book-entries evidencing Shares issued pursuant to the settlement of the Units granted pursuant to this Agreement and delivering stop transfer instructions to the Company’s stock transfer agent.

(b) Additional Restrictions. The issuance or delivery of any stock certificates or book-entries representing Shares issued pursuant to the settlement of the Units granted pursuant to this Agreement may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the federal or state securities laws, any applicable listing requirements of any national securities exchange or national securities association, and any applicable requirements under any other law, rule or regulation applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to deliver any such Shares to the Grantee if either delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority, any national securities exchange or national securities association. All payments or delivery of Shares under this Agreement shall be subject to the written policies of the Board, including any policy relating to the claw back of compensation, as they exist from time to time.

(c) Grantee Undertaking. The Grantee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or upon the Units or the Shares issued pursuant to the settlement of the Units granted pursuant to the provisions of this Agreement.

(d) Rights as a Shareholder. Neither the Grantee nor the Grantee’s representative shall have any rights as a shareholder with respect to Units until the Grantee or the Grantee’s representative receives the Shares, if any, issued upon settlement of the Units.

(e) Tenure. Nothing in the Agreement or Plan shall confer upon the Grantee any right to continue in Service with the Signet Group for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or the Signet Group) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Service with the Signet Group at any time and for any reason, with or without Cause.

(f) Notification. Except as permitted by Section 4(m) hereof, any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon receipt following deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company (attention: Group Company Secretary) at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company.

(g) Entire Agreement. This Agreement, the Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements,

representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. In the event that the terms of this Agreement and the Plan are in conflict, the terms of the Plan shall govern.

(h) Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(i) Successors and Assigns; No Transfer. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof. The Units shall not be transferable or assignable by the Grantee except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(j) Adjustment Of Award. Any adjustments to the Units issued pursuant to this Agreement (or the Shares underlying such Units) shall be made in accordance with the terms of the Plan.

(k) Governing Law. This Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive law of another jurisdiction.

(l) Compliance with Section 409A of the Code. The Company intends that the Units be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties as a result of the payments. Notwithstanding the Company’s intention, in the event the Units are subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 11.1 of the Plan. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid on the date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. A termination of Service shall not be deemed to have occurred for purposes of any provision of the Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Agreement relating to any such payments or benefits, references to a “termination,” “termination of Service” or like terms shall mean “separation from service.”

(m) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any awards granted under the Plan by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Schedule of Differences

This schedule of differences is not part of the preceding form of award notice and agreement. It describes how the award agreements for the persons identified below differ from the preceding standard form of award agreement.

The award agreement for Mr. Michael Barnes is substantially the same as the preceding standard form except with regard to certain information set forth in Section 2, Vesting and Forfeiture, which has been modified from the standard form to reflect the treatment of awards under circumstances of termination as described in Mr. Barnes’ individual employment agreement with Sterling Jewelers Inc. (attached as Exhibit 10.1 to the Current Report on Form 8-K filed by Signet Jewelers Limited with the SEC on October 1, 2010).

The award agreement for Mr. Ronald Ristau is substantially the same as the preceding standard form except with regard to certain information set forth in Section 2, Vesting and Forfeiture, which has been modified from the standard form to reflect the treatment of awards under circumstances of termination as described in Mr. Ristau’s individual employment agreement with Sterling Jewelers Inc. (attached as Exhibit 10.1 to the Current Report on Form 8-K filed by Signet Jewelers Limited with the SEC on April 15, 2010).